United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

______________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 18, 2014

SEACOAST BANKING CORPORATION OF FLORIDA

(Exact name of registrant as specified in its charter)

Florida	001-13660	59-2260678
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 Colorado Avenue Stuart, Florida	34994
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (772) 287-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 18, 2014, Seacoast Banking Corporation of Florida (the “Company) held its Special Meeting to consider and vote upon: (1) a proposal to issue shares of Seacoast common stock to shareholders of The BANKshares Inc., or BANKshares, in connection with the merger of BANKshares with and into Seacoast, pursuant to the Agreement and Plan of Merger, dated April 24, 2014, by and among Seacoast, Seacoast National Bank, BANKshares and BankFIRST (which we refer to as the “stock issuance”); and (2) a proposal to adjourn the Seacoast special meeting, if necessary or appropriate, to solicit additional proxies in favor of the stock issuance.

Of the 26,044,056 shares of Common Stock outstanding as of the record date for the Annual Meeting, 20,546,092 shares were present at the meeting in person or by proxy.  The final results of each of the proposals voted on by the Company’s shareholders are described below:

Proposal 1 – Issuance of Seacoast Common Stock in Connection with Merger:

Number of Shares
Votes For	Votes Against	Abstentions
19,937,891	467,346	140,855

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal.  Accordingly, this proposal was approved.

Proposal 2 - Adjournment of the Special Meeting:

Number of Shares
Votes For	Votes Against	Abstentions
19,407,204	1,069,790	69,098

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal.  Accordingly, this proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA
(Registrant)

Date: September 19, 2014	By:	/s/ William R. Hahl
	Name: Title:	William R. Hahl Executive Vice President and Chief Financial Officer